Reg. Section 240.14a-101
                         SCHEDULE 14A INFORMATION
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                            (Amendment No.  )
                                          --


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                            Loews Corporation
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                                    N/A
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                                     [LOGO]

                                      LOEWS
                                   CORPORATION

                               667 Madison Avenue
                         New York, New York  10021-8087

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 13, 1997

To the Shareholders:

  The Annual Meeting of Shareholders of Loews Corporation (the "Company") will be held at the Ricker Auditorium (second floor), 180 Maiden Lane, New York, New York, on Tuesday, May 13, 1997 at 11:00 A.M. New York City Time, for the following purposes:

 . To elect eleven directors;

 . To consider and act upon a proposal to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent certified public accountants for the Company;

 . To consider and act upon five shareholder proposals; and

 . To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record at the close of business on March 17, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.


                                        By order of the Board of Directors,



                                                  BARRY HIRSCH
                                                    Secretary

Dated: March 27, 1997

         SHAREHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE
         ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING
         ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED
         STATES.











                                 LOEWS
                              CORPORATION






                      ---------------------------


                            PROXY STATEMENT


                      ---------------------------



  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Loews Corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held May 13, 1997. All properly executed proxies in the accompanying form received by the Company prior to the meeting will be voted at the meeting. Any proxy may be revoked at any time before it is exercised by giving notice in writing to the Secretary of the Company, by granting a proxy bearing a later date or by voting in person. The Company expects to mail proxy materials to the shareholders on or about March 27, 1997.

  The mailing address of the Company is 667 Madison Avenue, New York, N.Y. 10021-8087.

  As of March 17, 1997, the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 115,000,000 shares of Common Stock of the Company (the "Common Stock") outstanding. Each outstanding share is entitled to one vote on all matters which may come before the meeting. In accordance with the Company's by-laws and applicable law, the election of directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the eleven nominees who receive the greatest number of votes cast for election as directors will be elected as directors of the Company. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes") will not be counted. The affirmative vote of shares representing a majority of the votes cast by the holders of shares present and entitled to vote is required to approve all of the other proposals to be voted on at the Annual Meeting. Shares which are voted to abstain on these matters will be considered present at the meeting, but since they are not affirmative votes for a proposal they will have the same effect as votes against such proposal. Broker non-votes are not counted as present.




Principal Shareholders

  The following table contains certain information as to all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock. Except as otherwise noted, this information is as of February 28, 1997 and each such person has sole voting and investment power with respect to the shares set forth.


                                                          Amount
                                                       Beneficially      Percent
                   Name and Address                       Owned         of Class
                   ----------------                    ------------     --------

     Laurence A. Tisch(1) ..........................    18,059,998        15.7%
       667 Madison Avenue
       New York, N.Y. 10021-8087

     Preston R. Tisch(1) ...........................    18,059,998        15.7%
       667 Madison Avenue
       New York, N.Y. 10021-8087

     The Equitable Companies Incorporated  .........     6,813,512         5.9%
       ("Equitable")(2)
       787 Seventh Avenue
       New York, N.Y. 10019

  (1) Laurence A. Tisch and Preston R. Tisch are each a Co-Chairman of the Board and Co-Chief Executive Officer of the Company and are brothers. James S. Tisch, President and Chief Operating Officer and a director of the Company, and Andrew
H. Tisch, Chairman of the Management Committee and a director of the Company, are sons of Mr. L.A. Tisch. Jonathan M. Tisch, President and Chief Executive Officer of Loews Hotels and director of the Company, is the son of Mr. P.R. Tisch.

  (2) This information is as of December 31, 1996 and is based on a Schedule 13G report filed by Equitable. According to the report the shares were acquired for investment purposes and may be deemed to be beneficially owned by certain subsidiaries of Equitable. Equitable states in such report that it may be deemed to have sole voting power with respect to 6,383,480 shares, shared voting power with respect to 258,290 shares, and sole dispositive power with respect to 6,775,512 shares. The report states that it has been filed jointly on behalf of AXA, and five French mutual insurance companies, as a group, as parent holding companies.

                                     2

Director and Officer Holdings

  The following table sets forth certain information as to the shares of Common Stock beneficially owned by each director and nominee, each executive officer named in the Summary Compensation Table, below, and by all executive officers and directors of the Company as a group, at February 28, 1997, based on data furnished by them.

                                                        Amount
                                                     Beneficially      Percent
              Name                                     Owned(1)        of Class
              ----                                   ------------      --------

  Charles B. Benenson                                  155,550(2)          *
  John Brademas                                          1,110(3)          *
  Dennis H. Chookaszian                                  4,000(4)          *
  Bernard Myerson                                       31,500(5)          *
  Edward J. Noha                                         1,500(6)          *
  Gloria R. Scott                                            0
  Andrew H. Tisch                                        2,000(7)          *
  James S. Tisch                                        80,000(8)          *
  Jonathan M. Tisch                                    255,020(9)          *
  Laurence A. Tisch                                 18,059,998           15.7%
  Preston R. Tisch                                  18,059,998           15.7%
  All executive officers and directors as a group   36,654,076           31.9%
   (21 persons including those listed above)

*Represents less than 1% of the outstanding shares of Common Stock.

(1) Except as otherwise indicated the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) These shares are owned by a partnership in which a revocable trust created by Mr. Benenson has a 75% interest and of which Mr. Benenson is general manager. In addition, 70,200 shares of Common Stock and 10,000 shares of common stock of CNA Financial Corporation ("CNA"), an 84%-owned subsidiary of the Company, are held by a charitable foundation. Mr. Benenson has shared voting and investment power with respect to the Common Stock and CNA common stock owned by such partnership and foundation.

(3)  In addition, Mr. Brademas owns 78 shares of CNA common stock.

(4)  In addition, Mr. Chookaszian owns 1,000 shares of CNA common stock.

(5) In addition, Mr. Myerson's wife owns 2,500 shares of Common Stock as to which Mr. Myerson disclaims any beneficial interest.

(6)  In addition, Mr. Noha owns beneficially 450 shares of CNA common stock.

(7) In addition, 372 shares of Common Stock are owned by Mr. A.H. Tisch's son, as to which Mr. A.H. Tisch disclaims any beneficial interest and 20,000 shares of Common Stock are held by a charitable foundation as to which Mr. A.H. Tisch has shared voting and investment power.

(8) In addition, 58,000 shares of Common Stock are held by a charitable foundation as to which Mr. J.S. Tisch has shared voting and investment power.

(9) In addition, 64,000 shares of Common Stock are held by a charitable foundation as to which Mr. J.M. Tisch has shared voting and investment power.

                                     3

                         ELECTION OF DIRECTORS
                           (Proposal No. 1)

  Pursuant to the by-laws of the Company, the number of directors constituting the full Board of Directors has been fixed by the Board at eleven. Accordingly, action will be taken at the meeting to elect a Board of eleven directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall be duly elected and shall qualify. It is the intention of the persons named in the accompanying form of proxy, unless shareholders otherwise specify by their proxies, to vote for the election of the nominees named below, each of whom is now a director. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director. Should any of the nominees be unable or unwilling to serve, it is intended that proxies will be voted for the election of a substitute nominee or nominees selected by the Board of Directors.

  Set forth below is the name, age, principal occupation during the past five years and other information concerning each nominee.

  Charles B. Benenson, 84 - Officer and Director, Benenson Realty Company (real estate investments). Mr. Benenson has been a director of the Company since 1960 and is a member of the Audit Review Committee and the Incentive Compensation Committee.

  John Brademas, 70 - President Emeritus since 1992 and, prior thereto, President of New York University. Mr. Brademas is also a director of Scholastic, Inc., Texaco Inc. and NYNEX, Inc. Mr. Brademas has been a director of the Company since 1982 and is a member of the Incentive Compensation Committee.

  Dennis H. Chookaszian, 53 - Chairman of the Board and Chief Executive Officer of the CNA Insurance Companies since September 1992. Prior thereto, Mr. Chookaszian was President and Chief Operating Officer of the CNA Insurance Companies. Mr. Chookaszian is a director of CNA and Mercury Finance Company. He has been a director of the Company since 1995.

  Bernard Myerson, 79 - Retired, formerly Chairman Emeritus of Sony Theatre Management Corporation. Mr. Myerson has been a director of the Company since 1963 and is a member of the Executive Committee.

  Edward J. Noha, 69 - Chairman of the Board of CNA since 1992. Prior thereto, Mr. Noha had been Chairman and Chief Executive Officer of the CNA Insurance Companies. Mr. Noha is also a director of Wheelabrator Technologies Inc. He has been a director of the Company since 1975.

  Gloria R. Scott, 58 - President, Bennett College, Greensboro, North Carolina. Dr. Scott has been a director of the Company since 1990 and is a member of the Audit Review Committee.

  Andrew H. Tisch, 47 - Chairman of the Management Committee since 1995. Prior thereto he had been Chairman of the Board and Chief Executive Officer of Lorillard, Inc. ("Lorillard"), a wholly owned subsidiary of the Company. Mr. Tisch is Chairman of the Board of Bulova Corporation ("Bulova"), a 97% owned subsidiary of the Company, and a director of Zale Corporation. Mr. Tisch has been a director of the Company since 1985.

  James S. Tisch, 44 - President and Chief Operating Officer of the Company since 1994. Prior thereto he had been Executive Vice President. He is also a director of CNA, Diamond Offshore Drilling, Inc., a 51% owned subsidiary of the Company, and Vail Resorts, Inc. Mr. Tisch has been

                                     4

a director of the Company since 1986 and is a member of the Finance Committee and the Management Committee.

  Jonathan M. Tisch, 43 - President and Chief Executive Officer of Loews Hotels. He has been a director of the Company since 1986 and is a member of the Management Committee.

  Laurence A. Tisch, 74 - Co-Chairman of the Board and Co-Chief Executive Officer of the Company. Prior to 1994, Mr. Tisch had been the Chairman of the Board and Co-Chief Executive Officer of the Company. Mr. Tisch is also Chief Executive Officer of CNA and a director of CNA and Bulova. In addition, he served as Chairman, President and Chief Executive Officer and a director of CBS Inc. ("CBS") until November 24, 1995. Mr. Tisch also serves as a director of Automatic Data Processing, Inc. He has been a director of the Company since 1959 and is a member of the Executive and Finance Committees.

  Preston R. Tisch, 70 - Co-Chairman of the Board and Co-Chief Executive Officer of the Company. Prior to 1994, Mr. Tisch had been President and Co-Chief Executive Officer of the Company. Mr. Tisch served as Postmaster General of the United States from August 15, 1986 to February 26, 1988. Prior thereto he had served as President and Chief Operating Officer of the Company since 1969 and as a director of the Company since 1960. He was re-elected a director of the Company in March 1988 and is Chairman of the Executive Committee. He is a director of Bulova, CNA, Hasbro, Inc. and Rite Aid Corporation.

Committees

  The Company has an Audit Review Committee, a Finance Committee, a Management Committee, an Incentive Compensation Committee and an Executive Committee. The Company has no nominating committee or compensation committee.

  The functions of the Audit Review Committee include recommendation to the Board of Directors with respect to the engagement of the Company's independent certified public accountants, review of the scope and effectuation of the audit engagement and of the Company's internal audit procedures, approval of each service performed by the independent accountants, and review of the Company's internal accounting controls.

Attendance at Meetings

  During 1996 there were seven meetings of the Board of Directors and two meetings of the Audit Review Committee. Each director of the Company, with the exception of Mr. Brademas, attended not less than 75% of the total number of meetings of the Board of Directors and committees of the Board on which such director serves.

Director Compensation

  Each director who is not an employee of the Company is paid an annual retainer of $25,000 for serving as a director. In addition, members of the Audit Review Committee and of the Incentive Compensation Committee are paid $1,000 for each meeting attended.

                                     5

                         EXECUTIVE COMPENSATION

  The following table sets forth information for the years indicated regarding the compensation of the Co-Chief Executive Officers and each of the other three most highly compensated executive officers of the Company as of December 31, 1996, for services in all capacities to the Company and its subsidiaries.

                       SUMMARY COMPENSATION TABLE

                                                   Annual Compensation
                                       ------------------------------------------
                                                                     Long-Term
            Name and                                Other Annual     Compensation    All Other
     Principal Position       Year     Salary (1)   Compensation     Payouts (2)     Compensation
     ------------------       ----     ----------   ------------     ------------    ------------

L. A. Tisch                   1996    $   997,796                      $830,000       $46,652(4)
 Co-Chairman of the           1995        861,758                                      60,072
 Board and Co-Chief           1994        601,660                                      47,929
 Executive Officer (3)

P. R. Tisch                   1996        994,796     $413,886(5)       830,000        46,652(4)
 Co-Chairman of the           1995      1,770,335      398,493                         60,072
 Board and Co-Chief           1994      1,555,448      381,163                         47,929
 Executive Officer

J. S. Tisch                   1996        873,046                                      31,316(6)
 President and Chief          1995        806,190                                      30,803
 Operating Officer            1994        697,443                                      29,622

A. H. Tisch                   1996        873,046                                       6,739(8)
 Chairman of the Management   1995        806,260                                       6,194
 Committee (7)                1994        696,500                                       4,825

J. M. Tisch                   1996        873,046                                       5,314(8)
 President and Chief          1995        806,176                                       4,798
 Executive Officer of         1994        696,432                                       3,622
 Loews Hotels

  (1) Salary includes payments to the named individual based on benefit choices under the Company's flexible benefits plan. For information with respect to awards granted in 1996 under the Company's Incentive Compensation Plan for Executive Officers (the "Incentive Compensation Plan"), see "Long-Term Incentive Plan-Awards in 1996," below.

  (2)  Represents payout under the Incentive Compensation Plan.

  (3) Mr. L.A. Tisch served as President and Chief Executive Officer of CBS until November 24, 1995 when the merger (the "Merger") of CBS with a subsidiary of Westinghouse Electric Corporation was consummated. Prior to that time, Mr. Tisch's salary from the Company had been reduced for so long as he was devoting a principal amount of his time to CBS. See "Employment Agreements," below. Mr. Tisch received from CBS salary and bonus aggregating $1,690,390 for 1995 and salary and bonus aggregating $1,986,630 for 1994 (a portion of which was deferred). In addition, in connection with the Merger, he received $1,171,190 in 1995 representing payment of previously deferred compensation and $11,601,958 in settlement of rights held by him under the CBS Stock Rights Plan.

  (4) Includes for each individual the annual contribution under the Company's Employees Savings Plan and related allocation under the Benefit Equalization Plan aggregating $20,652, $34,072, and $21,929 for 1996, 1995 and 1994,
respectively. Also includes for each individual director's fees paid by CNA amounting to $26,000 for each of 1996, 1995 and 1994.

                                     6

  (5) Represents the incremental cost of personal benefits provided by the Company, including $370,000, $345,000, and $325,000, respectively, for 1996, 1995 and 1994 for the use by Mr. P.R. Tisch of an apartment at a Company operated hotel in New York City for the convenience of the Company and its Hotel Division.

  (6) Includes the annual contribution under the Company's Employees Savings Plan and related allocation under the Benefit Equalization Plan aggregating $5,316, $4,803 and $3,622 for 1996, 1995 and 1994, respectively. Also includes director's fees paid by CNA amounting to $26,000 for each of 1996, 1995 and 1994.

  (7) Mr. A.H. Tisch served as Chairman of the Board and Chief Executive Officer of Lorillard through May 31, 1995 and has served as Chairman of the Management Committee since October 17, 1995. Prior to October 17, 1995 he had been a member of the Management Committee since October 18, 1994.

  (8) Represents the annual contribution under the Company's Employees Savings Plan and related allocation under the Benefit Equalization Plan.

Employment Agreements

  The Company is party to employment agreements with each of Laurence A. Tisch and Preston R. Tisch (together, the "Employment Agreements"). On February 20, 1996, the Employment Agreements were amended to extend the term from October 31, 1996 to December 31, 1998 and to provide for a basic salary for each of Mr. L.A. Tisch and Mr. P.R. Tisch of $975,000 per annum effective from January 1, 1996, subject to such increases as the Board of Directors may from time to time determine in its sole discretion.

  The basic salary provided for in the amended Employment Agreements represents a reduction from the rate of $1,750,000 per annum under the Employment Agreements as in effect through October 31, 1996. The amended Employment Agreements provide each of the Messrs. Tisch the right to participate in the Incentive Compensation Plan.

  The Employment Agreements also provide for the payment of supplemental retirement benefits to each of Mr. L.A. Tisch and Mr. P.R. Tisch in an amount equal to the excess, if any, of (i) the retirement benefits payable under the Company's Retirement Plan without giving effect to benefit limitations imposed by the Retirement Plan and the Internal Revenue Code, over (ii) retirement benefits actually paid under such Plan as limited by such provisions. These supplemental benefits are equivalent to the benefits provided under the Benefit Equalization Plan (see "Pension Plan," below). Incentive compensation awarded the Messrs. Tisch under the Incentive Compensation Plan are included in the computation of their respective pensionable earnings in determining supplemental benefits under the Employment Agreements, but in no event will such supplemental benefits duplicate benefits under the Benefit Equalization Plan.

  Mr. L.A. Tisch's basic salary had been reduced for so long as he was devoting a principal amount of his time to CBS. Mr. Tisch served as President and Chief Executive Officer of CBS from January 1987 to November 24, 1995 when the Merger of CBS with a subsidiary of Westinghouse was consummated. The reduction in Mr. L.A. Tisch's remuneration from the Company is not considered for purposes of determining his supplemental retirement and other salary related benefits; however his supplemental retirement benefits will be reduced by any retirement benefits actually paid to him under retirement plans of CBS. Additionally, retirement benefits payable to Mr. P.R. Tisch will be adjusted to account for retirement benefits paid to him when he retired from the Company to serve as Postmaster General of the United States.

                                     7

Pension Plan

  The Company provides a funded, tax qualified, non-contributory retirement plan for salaried employees, including executive officers (the "Retirement Plan") and an unfunded, non-qualified, non-contributory Benefit Equalization Plan (the "Benefit Equalization Plan") which provides for the accrual and payment of benefits which are not available under tax qualified plans such as the Retirement Plan. The following description of the Retirement Plan gives effect to benefits provided under the Benefit Equalization Plan.

  The Retirement Plan provides for pensions upon retirement based upon average final compensation (i.e., the highest average annual salary during any period of five consecutive years of the ten years immediately preceding retirement) and years of credited service with the Company. Compensation under the Retirement Plan consists of salary paid by the Company and its subsidiaries included under the heading "Salary" in the Summary Compensation Table above. Pension benefits are not subject to reduction for Social Security benefits or other amounts. The following table shows estimated annual benefits upon retirement under the Retirement Plan for various average compensation and credited service, based upon normal retirement in 1997 and a straight life annuity form of pension. Other forms of pension payment are also available under the Retirement Plan.

                            PENSION PLAN TABLE


Average Final                    Estimated Annual Pension for
Compensation                Representative Years of Credited Service
-------------               ----------------------------------------

                 15         20         25         30          35           40
                 --         --         --         --          --           --

$  400,000    $ 72,000   $104,000   $136,000   $168,000  $  200,000   $  232,000
   600,000     108,000    156,000    204,000    252,000     300,000      348,000
   800,000     144,000    208,000    272,000    336,000     400,000      464,000
 1,000,000     180,000    260,000    340,000    420,000     500,000      580,000
 1,200,000     216,000    312,000    408,000    504,000     600,000      696,000
 1,400,000     252,000    364,000    476,000    588,000     700,000      812,000
 1,600,000     288,000    416,000    544,000    672,000     800,000      928,000
 1,800,000     324,000    468,000    612,000    756,000     900,000    1,044,000
 2,000,000     360,000    520,000    680,000    840,000   1,000,000    1,160,000

  The years of credited service of Messrs. A.H. Tisch, J.M. Tisch, J.S. Tisch, L.A. Tisch and P.R. Tisch are twenty-three, seventeen, nineteen, thirty-six and thirty-four, respectively.

Long-Term Incentive Plan - Awards in 1996

  The following table contains information with respect to awards made in 1996 under the Company's Incentive Compensation Plan to the Company's most highly compensated executive officers:

                                     8

                                                      Estimated Future Payouts -
         Name              Performance Period (1)     Maximum(2)
         ----              ---------------------      --------------------------

     L.A. Tisch               1 year - 1996                  $  830,000
                              1 year - 1997                   1,125,000
                              1 year - 1998                   1,125,000

     P.R. Tisch               1 year - 1996                  $  830,000
                              1 year - 1997                   1,125,000
                              1 year - 1998                   1,125,000

  (1) Pursuant to the Incentive Compensation Plan, in 1996 the Incentive Compensation Committee granted three single year awards (each, an "Award") to Laurence A. Tisch and Preston R. Tisch for each of the years 1996, 1997 and 1998 (each year being a "Performance Period"). Each Award represents a designated percentage of the Company's consolidated after-tax net income, exclusive of realized investment gains and losses ("Net Income") for one or more Performance Periods. There is no award of units or securities under the Incentive Compensation Plan.

  (2) The Awards granted to each of Laurence A. Tisch and Preston R. Tisch were as follows: (a) for the 1996 Performance Period: 1/2% of 1996 Net Income; (b) for the 1997 Performance Period: 1/4% of 1996 Net Income, plus 1/4% of 1997 Net Income; and (c) for the 1998 Performance Period: 1/6% of 1996 Net Income, plus 1/6% of 1997 Net Income, plus 1/6% of 1998 Net Income. There is no threshold or minimum level of Net Income or specific performance target with respect to any Award. The Award for each Performance Period is subject to a maximum amount which is set out in the foregoing table.

             BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

General

  The Company's policy regarding executive compensation has been adopted by the Board of Directors. The Board of Directors has no compensation committee. The members of the Audit Review Committee have from time to time acted as a special compensation committee for purposes of recommendation to the Board of Directors with respect to the Company's Co-Chief Executive Officers. See "Co-Chief Executive Officers," below. The Company's executive compensation consists solely of base annual salary and, with respect to the Company's Co-Chief Executive Officers, incentive compensation under the Company's Incentive Compensation Plan. In addition, executive officers participate, along with other salaried employees, in the Company's Employees Savings Plan and Retirement Plan. There is currently no bonus, stock option or long-term incentive program, except for the Incentive Compensation Plan.

  The overall objective of the Company's executive compensation policy is to attract and motivate a high level of performance by the Company's executive officers. To accomplish this objective, compensation levels are based upon an evaluation of the individual's performance and cash salaries paid to executives in similar positions by companies with comparable revenues. In determining comparable salaries the Company participates in and analyzes two management compensation surveys. These surveys have been selected primarily because of the broad range of companies of various sizes included in them, the manner in which the information is presented and, with respect to one such survey, the consistency of the data presented. One survey includes two of the six companies included in the Standard & Poors Financial Miscellaneous Index and the other survey

                                     9

does not include any of the companies included in that index (see "Stock Price Performance Graph," below). In most cases, the Company seeks to maintain compensation levels for executive officers (as well as salaried employees generally) between the 50th and 75th percentiles of cash compensation paid by companies with comparable revenues. However, as a result of evaluation of job performance as well as length of service, the compensation levels of a majority of the Company's executive officers fall above these parameters.

Co-Chief Executive Officers

  The compensation of the Company's Co-Chief Executive Officers has been established pursuant to the Employment Agreements negotiated between the Company and each of the Co-Chief Executive Officers. The Employment Agreements provide for increases in remuneration as the Board of Directors may from time to time determine in its sole discretion, although no action has been taken or requested in relation to this provision.

  Under the Internal Revenue Code, the amount of compensation paid to or accrued for the Co-Chief Executive Officers and the three other most highly compensated executive officers which may be deductible by the Company for federal income tax purposes is limited to $1 million per person per year, except that compensation which is considered to be "performance-based" under the Internal Revenue Code and the applicable regulations is excluded for purposes of calculating the amount of compensation.

  To the extent the Company's compensation policy can be implemented in a manner which maximizes the deductibility of compensation paid by the Company, the Board of Directors will seek to do so. Accordingly, in 1996 the Employment Agreements with the Company's Co-Chief Executive Officers were amended to, among other things, reduce basic compensation from $1,750,000 per annum to $975,000 per annum (see "Employment Agreements," above) and the Company adopted the Incentive Compensation Plan for the purpose of causing the compensation expense associated with such plan to qualify as performance-based compensation. In accordance with the Incentive Compensation Plan, in February 1996 the Incentive Compensation Committee granted each of the Company's Co-Chief Executive Officers awards of a maximum of $830,000 for the year 1996 and a maximum of $1,125,000 for each of the years 1997 and 1998, the payment of which is subject to the attainment of specified performance goals in relation to after-tax net income of the Company, excluding realized investment gains and losses (see "Long-Term Incentive Plan-Awards in 1996," above).

  By the Board of Directors:      Charles B. Benenson     Andrew H. Tisch
                                  John Brademas           James S. Tisch
                                  Dennis H. Chookaszian   Jonathan M. Tisch
                                  Bernard Myerson         Laurence A. Tisch
                                  Edward J. Noha          Preston R. Tisch
                                  Gloria R. Scott

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. D.H. Chookaszian, A.H. Tisch, J.M. Tisch, J.S. Tisch, L.A. Tisch, and P.R. Tisch, each of whom are directors of the Company, also serve as officers of the Company or its subsidiaries. In addition, Messrs. B. Myerson and E.J. Noha, each of whom are directors, have formerly served as officers of the Company or its subsidiaries.

                                     10

                             CERTAIN TRANSACTIONS

  Messrs. L.A. Tisch and P.R. Tisch and their affiliates reimbursed to the Company approximately $3,202,000 in the aggregate for the utilization by them of the services of certain employees and facilities of the Company during 1996.

  A limited partnership, the general partner of which is owned and managed by Daniel R. Tisch, a son of Laurence A. Tisch, is the investment advisor to a fund in which a subsidiary of the Company has invested approximately $8 million.

  See "Compensation Committees Interlocks and Insider Participation" above, for information with respect to relationships between certain members of the Board of Directors and the Company.

                         STOCK PRICE PERFORMANCE GRAPH

  The following graph compares the total annual return of the Company's Common Stock, the Standard & Poor's 500 Composite Stock Index ("S&P 500 Index") and the Standard & Poor's Financial Miscellaneous Stock Index ("S&P Financial Miscellaneous") for the five years ended December 31, 1996. The graph assumes that the value of the investment in the Company's Common Stock and each Index was $100 on December 31, 1991 and that all dividends were reinvested.


                                                                                   S & P
         Measurement Period                         Loews        S & P 500       Financial
       (Fiscal Year Covered)                     Corporation       Index       Miscellaneous
       ---------------------                     -----------     ----------    -------------

Measurement Point - December 31, 1991              $100.00        $100.00         $100.00
Fiscal Year Ended December 31, 1992                 110.67         107.62          117.60
Fiscal Year Ended December 31, 1993                  86.59         118.46          140.49
Fiscal Year Ended December 31, 1994                  81.77         120.03          135.45
Fiscal Year Ended December 31, 1995                 149.01         165.13          217.54
Fiscal Year Ended December 31, 1996                 181.41         203.05          280.21

                                     11

                          RATIFICATION OF THE APPOINTMENT OF
                       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                   (Proposal No. 2)

  Upon the recommendation of the Audit Review Committee of the Board of Directors, none of whose members is an officer of the Company, the Board of Directors of the Company has selected the firm of Deloitte & Touche LLP, independent certified public accountants, as the principal independent auditors of the Company for the year ending December 31, 1997, subject to ratification by the shareholders. Deloitte & Touche LLP served as the Company's independent auditors during 1996. If the appointment of the firm of Deloitte & Touche LLP is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, at which time they will be available to respond to appropriate questions from shareholders and be given an opportunity to make a statement if they desire to do so.

The Board of Directors recommends that the shareholders vote FOR Proposal No. 2.

                                 SHAREHOLDER PROPOSALS

  The Company has been advised that five shareholder proposals described below will be presented at the Annual Meeting. For the reasons set forth below, the Board of Directors recommends a vote against each proposal.

                   SHAREHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING
                                    (Proposal No. 3)

  John J. Gilbert and Margaret R. Gilbert, 29 East 64th Street, New York, NY 10021-7043, owners of 100 shares and 194 shares, respectively, of Common Stock and as co-executors of the Estate of Lewis D. Gilbert, owner of 100 shares of Common Stock, and John C. Henry, 5 East 93rd Street, New York, NY 10128, owner of 42,000 shares of Common Stock, have notified the Company in writing that they intend to present the following resolution at the Annual Meeting for action by the shareholders:

  "RESOLVED: That the stockholders of Loews Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

  "REASONS: Continued strong support along the lines we suggest were shown at the last annual meeting when 27.3%, 433 [record] owners of 27,456,710 shares, were cast in favor of this proposal. The vote against included unmarked proxies.

  "A California law provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

  "The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the

                                     12

  SEC has finally taken action to prevent bad directors from being on the boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

  "We think cumulative voting is the answer to find new directors for various committees. Some recommendations have been made to carry out the CRES 10 points. The 11th, in our opinion, should be having cumulative voting and ending staggered boards.

  "When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. The huge derivative losses might have been prevented with cumulative voting.

  "Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Ingersoll-Rand, also having cumulative voting, won two awards. FORTUNE magazine ranked it second in its industry as 'America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted 'on almost any criteria used to evaluate management, Ingersoll-Rand excels.' In 1994 and 1995 they raised their dividend.

  "Lockheed-Martin, as well as VWR Corporation now have a provision that if anyone has 40% of the shares cumulative voting applies; it does apply at the latter company.

  "In 1995 American Premier adopted cumulative voting. Allegheny Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights.

  "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

        The Board of Directors recommends a vote AGAINST Proposal No. 3.

  This is the seventeenth submission since 1960 by the same proponents of this proposal. Every time it has been soundly rejected by the shareholders.

  The Board believes that the present system of voting for directors, in which all directors are elected by a plurality of all of the votes cast, is the fairest and most preferable method for selecting directors. The Board is opposed to cumulative voting because cumulative voting could make it possible for a special interest group, which may not represent the interests of all shareholders, to elect one or more directors beholden only to that special interest group. The aims of such special interest group may be adverse to those of the Company and its shareholders as a whole and thus could impede the Board's power to act on behalf of the Company and all of its shareholders. Accordingly, the Board of Directors recommends a vote against this proposal.

            SHAREHOLDER PROPOSAL RELATING TO DIRECTOR STOCK OWNERSHIP
                                 (Proposal No. 4)

  Evelyn Y. Davis, 2600 Virginia Avenue, N.W., Washington, D.C. 20037, owner of 122 shares of Common Stock, has notified the Company in writing that she intends to present the following resolution at the Annual Meeting for action by the shareholders:

                                     13

  "RESOLVED: That the shareholders of Loews assembled in annual meeting in person and by proxy, hereby recommend that the Board of Directors take the necessary steps to require all members of the Board of Directors to own a minimum of 1000 shares of voting stock in [Loews Corporation].

  "REASONS: Stock ownership by Directors makes them partners with other shareholders.

  "Certainly 1000 shares is a reasonable minimum amount for ALL directors to own in view of the director fees and perks they receive.

  "Gloria Scott, a Company director does not own 1000 shares; in fact the 1996 proxy statement shows she does not own ANY shares.

  "Last year, owners of 3,292,394 shares, representing approximately 3.3% of shares voting, voted FOR my similar proposal.

  "If you AGREE, please mark your proxy FOR this proposal."

         The Board of Directors recommends a vote AGAINST Proposal No. 4.

  This proposal was overwhelmingly defeated by the shareholders last year. The Board continues to believe that the establishment of an arbitrary stock ownership requirement at any level, and particularly one at the high level requested by this proponent, would unreasonably limit the potential range of nominees to persons of significant personal wealth. Moreover, such requirement would restrict the Company's ability to attract individuals with diverse talents and backgrounds to serve on the Board, with no apparent benefit to the Company or its shareholders. Accordingly, the Board of Directors recommends a vote against this proposal.

                SHAREHOLDER PROPOSAL RELATING TO SMOKING BY YOUTH
                                (Proposal No. 5)

  The New York State Common Retirement Fund, A.E. Smith State Office Building, Albany, NY 12236, owner of 484,400 shares of Common Stock, the Minnesota State Board of Investment, Suite 105, MEA Building, 55 Sherburne Avenue, St. Paul, MN 55155, owner of 299,800 shares of Common Stock, and Christian Brothers Investment Services, Inc., 675 Third Avenue, New York, NY 10017, owner of 32,700 shares of Common Stock, have notified the Company in writing that they intend to present the following resolution at the Annual Meeting for action by the shareholders:

  "Whereas: According to the Centers for Disease Control 75 percent of current smokers became addicted to tobacco by age 18;

  "Whereas: We believe the marketing of tobacco products through images and promotional activities with special appeal to youth contributes to the rise in underage smoking;

  "Whereas: We believe the high correlation between tobacco use by young people and the use of other illegal drugs is a major public health concern;

  "Whereas: Every state legislature in the country has taken steps to curb the sale of tobacco to persons under the age of 18;

  "Whereas: Litigation efforts against the tobacco industry to recover public dollars spent to provide medical assistance for those harmed by the consequences of smoking are growing;

                                     14

  "Whereas: We believe all of these factors have created a market reaction that has contributed to the volatility of tobacco stock performance;

  "Whereas: We believe company efforts like Philip Morris' legislative proposal, the Liggett settlement in the Castano case and other initiatives to adopt distribution and marketing strategies that are more sensitive to the dangerous effects of youth smoking are evidence of a changing environment and suggest some progress toward resolution of this matter;

  "Whereas: In the near term some institutional investors have devoted resources to conduct risk analyses and respond to proposed regulation of pension fund investments in tobacco;

  "Whereas: We believe long-term investment strategies must carefully balance risk and reward. Any decision to divest tobacco equities should be taken only after extensive monitoring and due diligence. Responsible resolution of the public health issues underlying the real and perceived market volatility of the tobacco industry is the most desirable outcome of the current public debate;

  "Whereas: The Food and Drug Administration has promulgated regulations designed to curb access and appeal of tobacco products to minors; and

  "Whereas: Some regulations are in litigation and implementation may be delayed; therefore,

  "BE IT RESOLVED: That the shareholders request the Board of Directors to take effective steps to voluntarily implement the Food and Drug
  Administration's regulations to curb teen smoking.

  "PROPONENT'S STATEMENT IN SUPPORT OF THE RESOLUTION. Growing concern about the public health impact of smoking has resulted in a market situation whereby non-economic factors are contributing to economic uncertainty in companies that manufacture and market tobacco products. Investors are especially uneasy about the fact that companies are realizing profits generated from tobacco sales to minors. We are concerned that failure to resolve these factors will result in protracted litigation, legislatively imposed solutions and adverse public relations consequences -- all of which will negatively impact the long-term profitability of tobacco companies."

          The Board of Directors recommends a vote AGAINST Proposal No. 5.

  Lorillard and other cigarette manufacturers have opposed smoking by children and underage adults for over thirty years. In an effort to deal with this and other matters, the cigarette industry has adopted a voluntary code, to which Lorillard has always fully subscribed, containing a variety of provisions designed to discourage youth smoking. They include prohibitions on advertising and promoting cigarettes in college publications, the use of testimonials by sports figures and celebrities, and a variety of restrictions strictly limiting the distribution of product samples. In addition, industry supported programs have been established to assist retailers in enforcement of laws adopted in every state and the District of Columbia which make it illegal to sell tobacco products to minors. Lorillard strongly believes that only tough and consistent enforcement of these existing laws, rather than the pervasive advertising bans and marketing restrictions required by the Food and Drug Administration, will limit youth access to cigarettes and effectively reduce smoking by children. Accordingly, the Board of Directors recommends a vote against this proposal.

                                     15

             SHAREHOLDER PROPOSAL TO ELIMINATE BENZO(A)PYRENE
                           FROM CIGARETTE SMOKE
                             (Proposal No. 6)

  John Slade, 166 Montgomery Road, Skillman, NJ 08558-2005, owner of 30 shares of Common Stock, has notified the Company in writing that he intends to present the following resolution at the Annual Meeting for action by the shareholders:

  "WHEREAS: For decades, scientists have demonstrated that cigarettes are causally linked to various forms of cancer, especially cancer of the lung.

  "On October 18, 1996 the journal Science reported that a team of researchers from the prestigious M.D. Anderson Cancer Center at the University of Texas in Houston and the Beckman Research Institute of the City of Hope in Duarte, California had found a molecular mechanism that precisely indicates how benzo(a)pyrene (BaP), a known carcinogen in cigarette smoke, can cause lung cancer.

  "According to Dr. John Minna, a scientist at the University of Texas Southwestern Medical Center, the finding reported in Science 'absolutely pinpoints that mutations in lung cancer are caused by a carcinogen in cigarette smoke.'

  "A number of informed observers regarded the study as taking away any remaining shred of pretense from tobacco company arguments that it is not yet proven that cigarette smoke is a cause of lung cancer.

  "The price of tobacco stocks fell when Wall Street got news of this study.

  "RESOLVED: Shareholders request that the Board of Directors take immediate steps to modify all cigarettes our Company sells so that the smoke from these products no longer contains benzo(a)pyrene (BaP) unless Company scientists can prove conclusively that BaP does not cause cancer in human beings.

  "Supporting Statement. The potential cancer-causing toxicity of BaP in cigarette smoke has been a concern of medical and public health officials since the 1950s. Recent studies emphasize the need for action. This proposal is justified not just from fear of more litigation but because eliminating BaP from the smoke of our Company's cigarettes is, simply, the right thing to do.

  "If you agree that our Company should not knowingly market any product which demonstrably undermines the health of and/or kills any customers who use it please vote 'yes' for this proposal."

            The Board of Directors recommends a vote AGAINST Proposal No. 6.

  Lorillard has, of course, noted with interest the study regarding benzo(a)pyrene reported in an article in the October 18, 1996 issue of Science. In the opinion of Lorillard scientists, the study, which did not involve human subjects, does not establish a causal link or mechanism by which cigarette smoke may be involved in cancer causation. Moreover, the proponent fails to note that benzo(a)pyrene is ubiquitous in our environment, present in both food and air. This chemical is formed wherever common combustion takes place. Nevertheless, Lorillard believes that the observation in the article warrants continued investigation. To this end, Lorillard and other cigarette manufacturers have sponsored, and will continue to sponsor, research in this area. Accordingly, the Board of Directors recommends a vote against this proposal.

                                     16

              SHAREHOLDER PROPOSAL RELATING TO INDEPENDENT DIRECTORS
                               (Proposal No. 7)

  The Sisters of Charity of the Incarnate Word Retirement Trust, 2600 North Loop West, Houston, TX 77092, owner of 17,400 shares of Common Stock, has notified the Company in writing that it intends to present the following resolution at the Annual Meeting for action by the shareholders:

  "RESOLVED: The shareholders of Loews urge the Company's Board of Directors to take the steps necessary to amend the Company's By-Laws, after the 1997 annual meeting, to provide that the Board of Directors shall consist of a majority of independent directors. For these purposes, the definition of independent director shall mean a director who:

  has not been employed by the Company or an affiliate in an executive capacity within the last five years;

  was not, and is not a member of a corporation or firm that is one of the Company's paid advisers or consultants;

  is not employed by a customer, supplier or provider of professional services to the Company;

  has no personal services contract with the Company;

  is not employed by a foundation or university that receives grants or endowments from the Company;

  is not a relative of anyone in the management of the Company;

  is not an officer of a company on which the Company's Chairman or Chief Executive Officer is also a board member.

  "SUPPORTING STATEMENT: A Board of Directors must formulate corporate policies and monitor the activities of management in implementing those policies. Given the critical importance of these functions, we believe that it is in the best interest of all stockholders that a majority of board members be independent. The purpose of this proposal is to incorporate within the Board of Directors a basic standard of independence that we believe will permit clear and objective decision making in the best long term interests of shareholders. This proposal is prompted by our belief that the employment, business, and family relationships of any corporate director has the potential to raise conflicts of interest that may limit the vigilance and diligence of the board.

  "Proposals similar to this have been championed by a number of prominent institutional investors including the Florida Retirement System and the California Public Employees Retirement System, other city and state pension funds, and many other institutional investors supporting responsible corporate governance practices. As a result, this proposal for governance reform has often received large votes by shareholders.

  "In addition, many investors concerned about health issues related to Loew's tobacco business and our potential legal liabilities feel our Board has taken a defensive position and given inadequate creative leadership to this issue. We believe a truly independent board will better protect shareholder interests on the controversial questions of litigation, as well as many other issues related to our tobacco business.

                                     17

  "The definition of 'independent director' established in this proposal provides clear guidance in determining whether or not a given director is independent for purposes of determining the composition of the board. Adoption of this proposal would assure that the Company has the governance structures necessary to achieve its goals profitably and responsibly."

        The Board of Directors recommends a vote AGAINST Proposal No. 7.

  Individuals are selected for nomination to serve as directors of the Company based on their experience, competence and integrity. The Board believes that a proposal such as this one, which would establish an unduly rigid and restrictive requirement to be met by a majority of the Board of Directors, is not in the best interests of the Company and its shareholders. At the same time, the Board recognizes the benefits of having independent, non-management Board members, as well as management directors, serving on the Board of Directors. At present, five of the members of the Board are not employed by the Company, and three have never been employed by the Company. Moreover, the Audit Review Committee and the Incentive Compensation Committee of the Board of Directors each consist entirely of non-management directors. Accordingly, the Board of Directors recommends a vote against this proposal.

                                   OTHER MATTERS

  The Company knows of no other matters to be brought before the meeting. If other matters should properly come before the meeting, proxies will be voted on such matters in accordance with the best judgment of the persons appointed by the proxies.

  The Company will bear all costs in connection with the solicitation of proxies for the meeting. The Company intends to request brokerage houses, custodians, nominees and others who hold stock in their names to solicit proxies from the persons who own stock, and such brokerage houses, custodians, nominees and others, will be reimbursed for their out-of-pocket expenses and reasonable clerical expense. In addition to the use of the mails, solicitation may be made by employees of the Company and its subsidiaries personally or by mail or telephone.

Shareholder Proposals for the 1998 Annual Meeting

  Shareholder proposals for the 1998 Annual Meeting must be received by the Company at its principal executive offices not later than November 28, 1997 in order to be included in the Company's proxy materials. Shareholder proposals should be addressed to Loews Corporation, 667 Madison Avenue, New York, New York 10021-8087, Attention: Corporate Secretary.

                                             By order of the Board of Directors,

                                                       BARRY HIRSCH
                                                         Secretary

Dated:  March 27, 1997



                      PLEASE COMPLETE, DATE, SIGN AND
                         RETURN YOUR PROXY PROMPTLY

                                     18

LOEWS CORPORATION                                                          Proxy
--------------------------------------------------------------------------------
This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby constitutes and appoints Bernard Myerson, Barry Hirsch and Gary W. Garson and each of them, each with full power of substitution, true and lawful attorneys, agents and proxies with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in Loews Corporation at the Annual Meeting of Shareholders to be held at the Ricker Auditorium (second floor), 180 Maiden Lane, New York, New York, on May 13, 1997, at 11:00 A.M., New York City Time, and at any adjournments thereof, upon the matters set forth in the Notice of Meeting and accompanying Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

   This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, AND "AGAINST" PROPOSALS 3, 4, 5, 6 and 7.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

                                                                                                                  Please mark [ X ]
                                                                                                                  your votes
                                                                                                                  like this
Item 1-ELECTION OF DIRECTORS       WITHHELD
Nominees: C.B. Benenson,      FOR  FOR ALL                        FOR   AGAINST ABSTAIN                      FOR   AGAINST  ABSTAIN
          J. Brademas,                       ITEM 3-SHAREHOLDERS  [  ]   [  ]    [  ]   ITEM 5-SHAREHOLDER   [  ]   [  ]     [  ]
          D.H. Chookaszian,                         PROPOSAL                                   PROPOSAL
          B. Myerson,                               CONCERNING                                 CONCERNING
          E.J. Noha,          [  ]   [  ]           CUMULATIVE                                 SMOKING
          G.R. Scott,                               VOTING                                     BY YOUTH
          A.H. Tisch,
          J.S. Tisch,
          J.M. Tisch,
          L.A. Tisch,
          and P.R. Tisch                                                                ITEM 6-SHAREHOLDER   [  ]   [  ]     [  ]
                                                                                               PROPOSAL
WITHHELD FOR: (Write that                                                                      TO ELIMINATE
Nominee's name in the space                                                                    BENZO(A)-
provided below.)                                                                               PYRENE FROM
                                                                                               CIGARETTE
-------------------------------------------                                                    SMOKE


Item 2-RATIFY          FOR  AGAINST ABSTAIN  ITEM 4-SHAREHOLDER   [  ]   [  ]    [  ]   ITEM 7-SHAREHOLDER   [  ]   [  ]     [  ]
       DELOITTE &                                   PROPOSAL                                   PROPOSAL
       TOUCHE LLP AS   [  ]  [  ]    [  ]           CONCERNING                                 CONCERNING
       INDEPENDENT                                  DIRECTOR                                   INDEPENDENT
       ACCOUNTANTS                                  STOCK                                      DIRECTORS
                                                    OWNERSHIP


                                                                     ----------
                                                                               |  Please sign EXACTLY as name appears on this
                                                                               |  Proxy. When shares are held by joint tenants,
                                                                               |  both should sign.  When signing as attorney,
                                                                               |  executor, administrator, trustee or guardian,
                                                                               |  please give full title as such. Corporate and
                                                                               |  partnership proxies should be signed by an
                                                                               |  authorized person indicating the person's title.


Signature(s)                                                                  Date
            --------------------------------------------------------------         -----------------------------------------------
